United States Oil Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$5,810,230
Unrealized Gain (Loss) on Market Value of Futures	21,941,250
Dividend Income	9,576
Interest Income	12,240
ETF Transaction Fees	18,000
Total Income (Loss)	$27,791,296

Expenses
General Partner Management Fees	$306,703
Brokerage Commissions	70,316
Tax Reporting Fees	61,360
SEC & FINRA Registration Expense	38,909
Audit Fees	13,589
NYMEX License Fee	10,224
Non-interested Directors' Fees and Expenses	8,738
Prepaid Insurance Expense	7,178
Legal Fees	290
Total Expenses	$517,307
Net Income (Loss)	$27,273,989

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/13	$754,131,816
Additions (12,300,000 Units)	467,449,197
Withdrawals (9,300,000 Units)	(356,676,722)
Net Income (Loss)	27,273,989

Net Asset Value End of Month	$892,178,280
Net Asset Value Per Unit (23,200,000 Units)	$38.46

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612